BY-LAWS FOR THE REGULATION
                     EXCEPT AS OTHERWISE PROVIDED BY STATUTE
                       OR ITS ARTICLES OF INCORPORATION OF

                           CARLETON ENTERPRISES, LTD.
                                     ******

                                  ARTICLE I.
                                     Offices

           Section 1.   PRINCIPAL   OFFICE.   The   principal   office  for  the

transaction  of the business of the  corporation  is hereby fixed and located at

Suite 1400,  One East First Street is Reno,  Nevada 89501,  being the offices of

NATCO.  The board of  directors is hereby  granted  full power and  authority to change  said  principal  office  from one  location  to another in the County of

Washoe, State of Nevada.

           Section 2.   OTHER OFFICES. Branch. or subordinate offices may at any

time be established by the board,  of directors at any place or places where the corporation is qualified to do business.

                                  ARTICLE II.

                            Meetings of Shareholders

           Section 1.   MEETING PLACE.  All annual meetings of shareholders  and

all other meetings of shareholders shall be held 'either at the principal office or  at any other  place  within or  without  the State of  Nevada.  which may be designated either by the board of directors,  pursuant to authority  hereinafter granted to said board; or by the written consent of all shareholders entitled to



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vote  thereat,  given  either  before or after the  meeting  and filed  with the

Secretary of the corporation.

           Section 2.   ANNUAL  MEETINGS.  The annual  meetings of  shareholders

shall be held on the fourth  Wednesday  of May each  year,  at  the hour of 2:00

o'clock p.m. of said day  commencing with the year 1985, provided, however, that should  said day fall  upon a legal  holiday  then any such  annual  meeting  of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

                        Written  notice  of each  annual  meeting  signed by the

president or a vice president,  or the secretary,  or an assistant secretary, or by such other person or persons as the directors shall designate, shall be given to each shareholder  entitled to vote thereat,  either  personally or by mail or other  means  of  written  communication,  charges  prepaid,  addressed  to such shareholder at his address appearing on the books of the corporation or given by him to the  corporation  for the purpose of notice.  If a  shareholder  gives no address,  notice  shall be deemed to have been given to him,  if sent by mail or other means of written communication  addressed to the place where the principal office of the  corporation  is  situated,  or if published at least once in some newspaper of general  circulation in the county in which said office is located.

All such notices shall be sent to each  shareholder.  entitled  thereto not less



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than ten (10) nor more than sixty (60) days  before  each  annual  meeting,  and shall specify the place,  the day and the hour of such  meeting,  and shall also state the purpose or, purposes for which the meeting is called.


           Section 3.   SPECIAL MEETINGS.  Special meetings of the shareholders,

for any  purpose  or  purposes  whatsoever,  may be  called  at any  time by the president or by the board.of directors,  or by one or more shareholders  holding

not less than 10% of the voting  power of the  corporation.  Except in   special

cases where other express provision is made by statute,  notice of  such special meetings  shall  he  given  in  the  same  manner  as  for  annual  meetings  of shareholders.  Notices of any special  meeting  shall specify in addition to the

place,  day and hour of such  meeting,  the purpose or    purposes for which the

meeting is called.


           Section 4.   ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholder's

meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares,  the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.


                        When  any  shareholders'   meeting,   either  annual  or

special,  is  adjourned  for thirty (30) days or more,  notice of the  adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid,

it  shall  not be  necessary  to give any  notice  of an  adjournment  or of the




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business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

           Section 5.   ENTRY OF NOTICE.  Whenever any  shareholder  entitled to

vote has been  absent  from any  meeting  of  shareholders,  whether  annual  or special., an entry in the, minutes to the effect that notice has been duly given shall.  be  conclusive  and  incontrovertible  evidence  that due notice of such meeting  was given to such  shareholders,  as required by law and the By-Laws of the corporation.

           Section 6.   VOTING.   At  all  annual  and   special   meetings   of

stockholders  entitled to vote  thereat,  every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one vote for each share of stock so held anti represented  at such  meetings,  unless the  Articles  of  Incorporation  of the company shall otherwise  provide,  in which event the voting rights,  powers and

privileges  prescribed in the said  Articles of  Incorporation  shall   prevail.

Voting for directors and, upon demand of any stockholder,  upon any question at any meeting shall be by ballot.


           Section 7.   QUORUM.  The  presence  in  person  or by  proxy  of the

holders of a majority  of the shares  entitled  to,  vote at any  meeting  shall constitute a quorum for the transaction of business. The shareholders present at a duly  called,  or held meeting at which a quorum is present may continue to do




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business   until   adjournment,   notwithstanding   the   withdrawal  of  enough

shareholders to leave less than a quorum. .

           Section 8.   CONSENT OF ABSENTEES. The transactions of any meeting of

shareholders,  either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after  regular call and notice,  if a quorum be present  either in person or by proxy,  and if, either before or after the meeting,  each of the shareholders'  entitled to vote, not present in person or by proxy,  sign a  written  Waiver of Notice,  or a consent to the holding of such meeting, or an approval of the minutes-thereof.  All such waivers, consents or  approvals  shall be filed with the  corporate  records or made a part of the minutes of this meeting.

           Section 9.   PROXIES.  Every  person  entitled  to  vote  or  execute

consents shall have the right to do so either in person or by an agent or agents authorized  by a written  proxy  executed by such person or his duly  authorized agent and filed with the  secretary of the  corporation:  provided  that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution,  unless the shareholder executing it specifies therein the length of time for which such  proxy is to  continue  in force,  which in no case shall exceed seven (7) years from the date of its execution.

                                  ARTICLE III

           Section 1.   POWERS.  Subject to the limitations of I the Articles of

Incorporation or the By-Laws,  and the provisions of the Nevada Revised Statutes




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as to action to be  authorized or approved by the  shareholders,  and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the  authority  of, and the business and affairs of the

corporation shall be controlled by the board of directors.   Without  prejudice.

to such  general  powers,  but  subject  to the same  limitations,  it is hereby expressly declared that the directors shall have the following powers, to wit:


                  First  - To select and remove all the other officers,   agents

and employees of the corporation, prescribe   such powers and duties for them as

may not be  inconsistent  with law,  with the Articles of  Incorporation  or the

By-Laws, fix  their   compensation, and  require from them security for faithful service.
                 Second  - To  conduct,  manage  and  control  the  affairs  and business of the corporation, and to make such rules and regulations therefor not

inconsistent with law, with  the   Articles of Incorporation or the By-Laws,  as

they may deem  best.
                  Third  - To change the" principal office for the transaction of the business of the corporation  from one location to another within the same county as provided in Article I., Section I, hereof; to fix and locate from time to time one or more subsidiary  offices of the corporation within or without the

State of Nevada,  as provided in Article ,1, Section 2, hereof; to designate any

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place within or without the State of Nevada for the holding of any shareholders'

meeting  or  meetings;  and to  adopt,  make and use a  corporate  seal,  and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such,  certificates from time to time, as in their judgment they may deem best,  provided such seal and such  certificates  shall at a11 times comply with the provisions of law.


                 Fourth  - To  authorize  the  issue of  shares  of stock of the

corporation  from  time  to  time,  upon  such  terms  as  may  be  lawful,   in

consideration of money paid, labor done or services actually rendered,  debts or securities  cancelled,  or tangible or intangible property actually received, or in the case of shares issued as a dividend,  against  amounts  transferred  from surplus to stated capital.

                  Fifth  - To  borrow  money  and  incur  indebtedness  for  the purposes of the corporation, and to cause to be executed and delivered therefor,

in the corporate name,  promissory  notes,  bonds,  debentures,  deeds of trust,

mortgages, pledges,  hypothecations oar other evidences of debt and securities '

therefor.

                  Sixth  - To  appoint   an   executive   committee   and  other

committees  and to delegate  to the  executive  committee  any of the powers and authority of the board in management of the  affairs of the corporation,  except

the power to declare  dividends  and to adopt,  amend  or repeal  By-Laws.   The

executive committee shall be composed of one or more  directors.



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             Section 2.    NUMBER AND QUALIFICATION OF DIRECTORS. The authorized

number  of  directors  of the  corporation  shall be three  (3) and no more than fifteen (15).

             Section 3.    ELECTION AND TERM of OFFICE.  The directors  shall be

elected at each annual meeting of  shareholders,  but if any such annual meeting is not held,  or the  directors  are not elected  thereat,  the directors may be elected at any special meeting of shareholders. All  directors shall hold office until their respective successors, are elected.

             Section 4.    VACANCIES. Vacancies in the board of directors may be

filled by a majority of the remaining  directors,  though less than a quorum, or by a sole remaining  director, and each director so elected shall hold office until  his  successor  is  elected  at an annual or a  special  meeting  of the shareholders.

                           A vacancy or vacancies in the board of Director shall

he  deemed  to  exist  in case of the  death,  resignation  or.  removal  of any director,  or if the  authorized  number of directors.  be increased,  or if the shareholders  fail at any annual or special meeting of shareholders at which any director  or  directors  are  elected  to elect  the full  authorized  number of

directors  to be voted  for at that  meeting.     The  shareholders  may elect a

director or directors at any time to fill any vacancy or vacancies not filled by


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the directors.  If the board of directors  accept the  resignation of a director tendered to take effect at a future time,  the board or the  shareholders  shall have the power to elect a  successor to take office when the  resignation  is to become affective.

                           No  reduction of the  authorized  number of directors

shall have the effect of removing any director  prior to the  expiration  of his term of office.

             Section 5.    PLACE OF MEETING.   Regular  meetings of the board of

Director  shall be held at any place  within or without the State which has been designated from time to time by resolution of the board or by written consent of all members of the board.  In the absence of such  designation  regular  meeting shall be held at the principal  office of the  corporation.  Special meetings of the  board  may be held  either at a place so  designated,  or at the  principal office.

             Section 6.    ORGANIZATION  MEETING.   Immediately  following  each

annual  meeting of  shareholders,  the board oI  directors  shall hold a regular

meeting  for the  purpose  of    organization,  election  of  officers,  And the

transaction of other business. Notice of such meeting is  hereby dispensed with.



            Section  7.    OTHER REGULAR MEETINGS. Other regular meetings of the

board of directors  shall be held without call  on the fourth  Wednesday of each month at the hour of 3:00 o'clock p.m. of said day;  provided,  however,  should

said  day  fall upon a legal   holiday,  then said meeting  shall be held at the


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same  time on the  next day  thereafter  ensuing  which is not a legal  holiday.

Notice  of all such  regular  meetings  of the  board  of  directors  is  hereby dispensed with.

             Section 8.    SPECIAL  MEETINGS.  Special  meetings of the board of

directors  for any  purpose  or,  purposes  shall be   called at any time by the

president,  or,  if he is  absent  or  unable  or  refuses  to act,  by any vice president or by any two directors.

                           Written  notice  of the  time and  place  of  special

meetings shall be delivered personally to the directors or sent to each director by mail or other form of written  communication,  charges prepaid,  addressed to him at his address as it is shown upon the records of the corporation,  or if it

is  not shown on such records or is not readily ascertainable,   at the place in

which the meetings of the directors  are regularly  held. In case such notice is

mailed or  telegraphed,  it shall be deposited in the United   States  mail   or

delivered to the telegraph  company in the place in  which the principal  office of the corporation is located at least  forty-eight (48) hours prior to the time of the  holding of the  meeting.  In case such  notice is  delivered  as  above provided, it shall be so delivered at least-twenty-four  (24) hours prior to the time of the holding of the meeting.  Such mailing,  telegraphing  or delivery as above provided shall be due, legal and personal notice to such director.


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             Section 9.    NOTICE OF  ADJOURNMENT.  Notice of the time and place

of holding an adjourned  meeting need not be given to absent  directors,  if the time and place be fixed at the meeting adjourned.

            Section 10.    ENTRY  OF  NOTICE.  Whenever  any  director  has been

absent  from any  special  meeting  of the board of  directors,  an entry in the minutes to the effect that notice has been duly given  shall be  conclusive  and incontrovertible  evidence that due notice of such special  meeting was given to such director, as required by law and the By-Laws of the corporation.


            Section 11.    WAIVER OF NOTICE.  The transactions of any meeting of

the board of  directors, however  called and noticed or wherever  held, shall be as valid as though had a  meeting duly  held after regular call and notice, if a

quorum be present,  and if, either  before or after the meeting,   each  of  the

directors  not present  sign a written  waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.  A11 such waivers,  consents

or approvals  shall be filed with the corporate  records or made a   part of the

minutes of the meeting.

            Section 12.    QUORUM.  A  majority  of  the  authorized  number  of

directors  shall be necessary  to  constitute  a quorum for the  transaction  of business,  except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a

quorum is present,  shall be regarded   as the act, of   the board of directors,

unless a greater number be required by law or by the Articles of Incorporation.



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            Section 13.    ADJOURNMENT.  A quorum of the  directors  may adjourn

any directors meeting to meet again at a stated day and hour; provided, however,

that in the absence of a quorum,  a majority of the  directors  present at any 1 directors'  meeting,  either  regular or special,  may adjourn from time to time until the time fixed for the next regular meeting of the board.

            Section 14.    FEES AND COMPENSATION. Director shall not receive any

stated salary for their services as directors, but by resolution of the board, a fixed fee, with or without  expenses of attendance may be allowed for attendance at each meeting.  Nothing  herein  contained  shall be construed to preclude any director  from  serving  the  corporation  in any other  capacity as an officer,

agent, employee, or otherwise, and receiving compensation therefor.

                                   ARTICLE IV.

                                    Officers

             Section 1.    OFFICERS.  The officers of the corporation shall be a

president,  a secretary,  and a treasurer.  The corporation may also have at the discretion of the board of directors,  a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers,

and such other officers as may I be appointed in accordance  with the provisions of Section 3 of this Article.  Officers other than president and chairman of the board need not be directors. Any person may hold two or more offices.



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             Section 2.    ELECTION.  The  officers of the  corporation,  except

such officers as may be appointed in accordance with the provisions of Section 3 or  Section  5 of this  Article,  shall be  chosen  annually  by the  board  ,of directors,  and each  shall hold his  office  until he shall  resign or shall be removed or otherwise  disqualified  to serve,  or his successor shall be elected and qualified.

             Section 3.    SUBORDINATE OFFICERS, ETC. The board of directors may

appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the board of directors may from time to time determine.

             Section 4.    REMOVAL AND RESIGNATION.  Any officer may be removed,

either  with or without  cause,  by a majority of the  directors  at the time in

office,  at any  regular or   special  meeting of the board.

                           Any officer may resign at any time by giving  written

notice to the board of directors or to the president, or to the secretary of the corporation. Any such, resignation shall take effect at the date of  the receipt of such notice or at any later time specified  therein;  and,  unless  otherwise

specified  therein,  the acceptance of such resignation shall   not be necessary

to make it  effective.


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             Section 5.    VACANCIES.  A vacancy in any office because of death,

resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

             Section 6.    CHAIRMAN OF THE HOARD.  The chairman of the board, if

there shall be such an officer,  shall,  if present,  preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the By-Laws.

             Section 7.    PRESIDENT.  Subject to such  supervisory  powers,  if

any, as may be given by the board of directors to the chairman of the board,  if there be such an officer,  the president shall be the chief executive officer of the  corporation  and shall,  subject to the control of the board of  directors,

have general supervision,  direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the  chairman of the board,  or if there be none,  at all meetings of the board of  directors.  He shall be  ex-officio  a member of all the  standing committees,  including  the  executive  committee,  if any,  and shall  have the general  powers  and  duties  of  management  u8ually  vested  in the  office of president of a  corporation,  and shall have such other powers and duties an may be prescribed by the board of directors or the By-Laws.


             Section 8.    VICE  PRESIDENT.  In the absence or disability of the

president,  the vice presidents in order of their rank  as fixed by the board of



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directors,  or if not  ranked,  the vice  president  designated.by  the board of directors,  shall  perform  all the duties of the  president  and when so acting shall have all the powers of, and be subject to all the  restrictions  upon, the president.  The vice  presidents  shall have such other  powers and perform such other duties as from time to time may be prescribed for then respectively by the board of directors or the By-Laws.

             Section 9.    SECRETARY.  The secretary  shall keep, or cause to be

kept, a book of minutes at the  principal  office or such other places the board of directors may order, of all meetings of directors and shareholders,  with the time and place of  holding,  whether  regular or special,  and if  special,  how authorized,  the notice thereof given,  the names of those present at directors'

meetings,  the number of shares present or represented at shareholders' meetings and, the proceedings thereof.

                           The secretary shall keep, or cause to be kept, at the

principal office, a share register,  or a duplicate share register,  showing the names of the shareholders  and their addresses:  the number and classes of share held by each; the number and date of  certificates  issued for the same, and the

number  and  date  of   cancellation  of  every   certificate   surrendered  for

cancellation.

                           The  secretary  shall  give,  or cause  to be  given,

notice of all the  meetings of the  shareholders  and of the board of  directors required by the By-Laws or by law to be given, and he shall keep the seal of the



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corporation  in safe custody,  and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.

            Section 10.    TREASURER.  The treasurer shall keep and maintain, or

cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation,  including accounts of its assets,

liabilities, receipts, disbursement, gains, losses; capital, surplus and shares.

Any surplus,  including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a  separate  account.  The  books of  account  shall at all  times be open to inspection by any director.

                           The  treasurer  shall  deposit  all  moneys and other

valuables  in  the  name  and  to  the  credit  of  the  corporation  with  such depositaries  as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors,  shall render to the president and  directors,  whenever they request it, an account of all, of his  transactions  as treasurer  and of the  financial  condition of the corporation,  and shall have such other  powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.



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                                   ARTICLE V.

                                  Miscellaneous

             Section 1.    RECORD DATE AND  CLOSING  STOCK  BOOKS.  The board of

directors  may fix a time,  in the  future,  not  exceeding  fifteen  (15)  days preceding the date of any meeting of shareholders, and not exceeding thirty (30)

days  preceding the date fixed for the payment of any dividend ox  distribution,

or for the allotment of rights,  or when any change or conversion or exchange of shares  shall go into  effect,  as a record  date for the  determination  of the shareholders  entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or  distribution,  or any such allotment of rights,

or to exercise the rights in respect to any such change,  conversion or exchange of  shares,  and in such case only  shareholders  of record on the date so fixed shall be entitled to notice of, and to vote at such meetings, or to receive such dividend,  distribution or allotment of rights,  or to exercise such rights,  as the case may be,  notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The board of directors may close the books of the corporation against transfers of shares during the whole,

or any part of any such period.


             Section 2.    INSPECTION OF CORPORATE  RECORDS.  The share register

or duplicate share register. the books of account, and minutes of proceedings of the  shareholders  and,  directors  shall be open to inspection upon the written demand, of any shareholder or the holder of a voting trust  certificate,  at any reasonable  time,  and for a purpose  reasonably  related to his  interests as a



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shareholder,  or as the  holder of a voting  trust  certificate,  and shall be ,

exhibited  at any time when  required by the demand of ten percent  (10%) of the shares represented at any shareholders  meeting.  Such inspection may be made in person or by an agent or attorney. and shall include the right to make extracts.

Demand of  inspection  other  than at a  shareholders  meeting  shall be made in writing upon the president, secretary or assistant secretary of the corporation.

             Section 3.    CHECKS,  DRAFTS.  ETC.  All  checks,  drafts or other

orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the  corporation,  shall be signed or endorsed by such persons  and in such  manner  as,  from  time to time,  shall be  determined  by resolution of the board of directors.

             Section 4.    ANNUAL   REPORT.   The  board  of  directors  of  the

corporation  shall  cause  to be sent to the  shareholders  not  later  than one hundred  twenty  (120) days after the close of the  fiscal or  calendar  year an annual report.

             Section 5.    CONTRACT, ETC., H0W EXECUTED. The board of directors,

except as in the  By-Laws  otherwise  provided,  may  authorize  any  officer or officers,  agent or agents, to enter into any contract, deed or lease or execute any  instrument  in the  name of and on  behalf  of the  corporation,  and  such authority  may be general  or  confined  to  specific  instances;  and unless so authorized by the board of, directors,  no officer, agent or employee shall have


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any power or authority to bind the  corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

            Section  6.    CERTIFICATES  OF STOCK. A certificate or certificates

for  shares  of the  capital  stock of the  corporation  shall be issued to each shareholder when any such shares are fully paid up. All such certificates  shall be signed by the president or a vice president and the secretary or an assistant secretary,  or be  authenticated by facsimiles of the signature of the president and  secretary  or by a facsimile  of the  signature  of the  president  and the written signature of the secretary or an assistant secretary.  Every certificate authenticated  by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

                           Certificates  for shares may be issued  prior to full

payment under such  restrictions and for such purposes as the board of directors or the By-Laws may provide;  provided,  however,  that any such  certificate  so issued prior to full  payment  shall state the amount  remaining  unpaid and the terms of payment thereof.

            Section  7.    REPRESENTATIONS OF SHARES OF SHARES CORPORATIONS. The

president or any vice-president and the secretary or assistant secretary of this corporation  are  authorized  to vote,  represent and exercise on behalf of this corporation all rights  incident to any and all shares of any other  corporation or corporations  standing in the name of this corporation.  The authority herein



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granted to said officers to vote or represent on behalf of this  corporation  or corporations may be exercised either by such officers in person or by any person authorized  so to do by  proxy  or  power  of  attorney  duly  executed  by said officers.

             Section 8.    INSPECTION OF BY-LAWS.  The corporation shall keep in

its principal  office for the  transaction of business the original or a copy of the  By-Laws  as  amended,  or  otherwise  altered  to  date,  certified  by the secretary,  which  shall  be  open to  inspection  by the  shareholders  at all.

reasonable times during office hours.

                                   ARTICLE VI.

                                   Amendments

             Section 1.    POWER OF SHAREHOLDERS.  New By-Laws may be adopted or

these By-Laws may be amended or repealed by the vote. of  shareholders  entitled to exercise a majority of the voting power of the  corporation or by the written assent of, such shareholders.

             Section 2.    POWER  OF   DIRECTORS.   Subject  to  tile  right  of

shareholders  as  provided  in Section 1 of this  Article V1 to adopt,  amend or repeal.  By-Laws,  By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted,  amended or repealed by the board of directors.

             Section 3.    ACTION  BY  DIRECTORS  THROUGH  CONSENT  IN  LIEU  OF

MEETING.  Any action  required  or  permitted  to be taken at any meeting of the board of directors or of any committee thereof, may, be taken without a meeting, if a written consent thereto is signed by all the members of tile board or of such  committee.  Such  written  consent  shall be filed  with  the  minutes  of proceedings of the board or committee.
                                 illegible
                                 -------------
                                   Secretary